UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

Atrium Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-20095	75-2642488
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3890 West Northwest Highway
Suite 500
Dallas, Texas 75220
(Address of executive offices, including zip code)

(214) 630-5757
(Registrant’s telephone number, including area code)

N/A
(former address if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

On June 1, 2004, Atrium Companies, Inc. (“Atrium” or the “Company”) completed the acquisition of substantially all of the assets of Robico Shutters, Inc. and Expert Installation Service, Inc., Florida corporations (collectively referred to as “Robico”), for a purchase price of $12.0 million, consisting of $11.7 million in cash and $.3 million in the form of warrants to purchase Atrium Corporation common stock. The transaction was effected through an existing wholly-owned subsidiary, now known as Atrium Shutters, Inc., and the cash portion of the transaction was funded through a combination of cash on hand and borrowings under both Atrium’s revolving credit facility and its accounts receivable securitization facility.

Robico, based in Ft. Lauderdale, Florida, manufactures and installs custom-fit, hurricane and storm protection systems for new home construction in Florida. These systems enable its customers to meet the strict building code requirements for hurricane and storm protection in areas designated as “wind-borne debris regions” or “high wind zones,” Robico’s primary markets. The acquisition of Robico serves as a product line extension and enables the Company to enhance its presence in Florida.

This report on Form 8-K/A amends the Registrant’s Report on Form 8-K dated June 1, 2004, which was filed on June 16, 2004 to include the financial statements and pro forma financial information required by Item 7 of Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

For the year ended December 31, 2003

Report of Independent Auditors (see page 1)

Balance Sheet as of December 31, 2003 (see page 2)

Statement of Operations for the year ended December 31, 2003 (see page 3)

Statement of Stockholders’ Equity for the year ended December 31, 2003 (see page 4)

Statement of Cash Flows for the year ended December 31, 2003 (see page 5)

Notes to Financials Statements (see pages 6 to 14)

For the three months ended March 31, 2004

Balance Sheet as of March 31, 2004 (see page 1)

Statement of Operations for the three months ended March 31, 2004 (see page 2)

Statement of Stockholders’ Equity for the three months ended March 31, 2004 (see page 3)

Statement of Cash Flows for the three months ended March 31, 2004 (see page 4)

Notes to Financials Statements (see pages 5 to 6)

(b)	Pro Forma Financial Information

Introduction (see page 1)

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004 (see page 2)

Notes to Unaudited Pro Forma Consolidated Balance sheet as of March 31, 2004 (see pages 3 to 4)

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003 and three months ended March 31, 2004 (see page 5)

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003 and three months ended March 31, 2004 (see pages 6 to 7)

(c)	Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

99.1*	Asset Purchase Agreement, dated May 18, 2004, among Robico Shutters, Inc., Expert Installation Service, Inc., Oscar Diveroli, Bonnie Diveroli, Wing Industries, Inc. (now known as Atrium Shutters, Inc.) and Atrium Companies, Inc.

99.2*	Press release issued by Atrium Companies, Inc. on June 1, 2004.

*	Incorporated by reference from the Registrant’s Report on Form 8-K dated June 1, 2004, which was filed on June 16, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.
By:	/s/ Eric W. Long
Eric W. Long
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 16, 2004

The Robico Group

Combined Financial Statements
December 31, 2003

C O N T E N T S

Page
INDEPENDENT AUDITORS’ REPORT	1
COMBINED FINANCIAL STATEMENTS
Balance Sheet	2
Income Statement	3
Statement of Changes in Stockholders’ Equity	4
Statement of Cash Flows	5
Notes to Financial Statements	6 - 14

INDEPENDENT AUDITORS’ REPORT

To the Stockholders
The Robico Group
Davie, Florida

We have audited the accompanying combined balance sheet of The Robico Group, which is comprised of Robico Shutters, Inc. (“Robico”) and Expert Installation Service, Inc., f/k/a All-Pro Sales and Service, Inc. (“Expert”), (collectively the “Company”), as of December 31, 2003, and the related combined statements of income, stockholders’ equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Robico Group as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the combined financial statements of the Company for the year ended December 31, 2003 were previously audited and an unqualified opinion was issued thereon dated January 23, 2004. The financial statements have been reissued herein to include presentation and disclosure requirements of the Securities and Exchange Commission.

              KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
July 6, 2004

THE ROBICO GROUP
COMBINED BALANCE SHEET
DECEMBER 31, 2003

ASSETS
CURRENT ASSETS
Cash	$407,905
Accounts receivable, net of allowance for doubtful accounts of $32,819	1,629,120
Inventories	633,241
Prepaid and other	90,474

Total current assets	2,760,740
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $153,648	699,097
GOODWILL, net of accumulated amortization of $14,666	45,334
INTANGIBLE ASSETS, net of accumulated amortization of $37,992	50,153
DEPOSITS	39,148

TOTAL ASSETS	$3,594,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$569,644
Accrued wages	101,117
Accrued expenses	177,123
Line of credit	749,649
Current maturities of long-term debt	114,742
Current maturities of capital lease obligations	11,975

Total current liabilities	1,724,250
CAPITAL LEASE OBLIGATIONS	32,338
LONG-TERM DEBT	236,833

TOTAL LIABILITIES	1,993,421

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock (Robico), par value $1.00 per share; 7,500 shares authorized; 200 issued and outstanding	200
Common stock (Expert), par value $1.00 per share; 7,500 shares authorized; 100 issued and outstanding	100
Retained earnings	1,600,751

TOTAL STOCKHOLDERS’ EQUITY	1,601,051

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,594,472

See accompanying notes to combined financial statements.

THE ROBICO GROUP
COMBINED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2003

SALES, net	$12,254,107
COST OF SALES	6,337,114

GROSS PROFIT	5,916,993

OPERATING EXPENSES
Salaries	2,232,180
General and administrative	2,065,515
Bad debt expense	27,938
Depreciation and amortization	168,006
Interest expense, net	44,884

Total operating expenses	4,538,523

NET INCOME	$1,378,470

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	200

NET INCOME PER SHARE, basic and diluted	$6,892.35

PROFORMA DATA (UNAUDITED) (1)
Income before income taxes	$1,378,470
Income taxes	518,718

Proforma net income	$859,752

Proforma net income per share, basic and diluted	$4,298.76

(1)	The unaudited proforma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the period presented.

See accompanying notes to combined financial statements.

THE ROBICO GROUP
COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2003

	Robico Common Stock,		Expert Common Stock,
	$1 par value; 200 shares		$1 par value; 100 shares
	authorized		authorized		Retained
Transaction	Shares	Par Value	Shares	Par Value	Earnings	Total
BALANCES - DECEMBER 31, 2002	200	200	100	100	1,354,976	1,355,276
Distributions					(1,132,695)	(1,132,695)
Net Income					1,378,470	1,378,470

BALANCES - DECEMBER 31, 2003	200	$200	100	$100	$1,600,751	$1,601,051

See accompanying notes to combined financial statements.

THE ROBICO GROUP
COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,378,470

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	153,648
Amortization of intangible assets	14,358
Bad debts	27,938
Changes in operating assets and liabilities:
Accounts receivable	(280,031)
Inventories	(320,872)
Prepaid and other current assets	(65,263)
Deposits	(9,571)
Accounts payable	134,146
Accrued expenses	53,352

Total adjustments	(292,295)

Net cash provided by operating activities	1,086,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(103,973)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt
Repayments of long-term debt	(130,535)
Repayments of capital lease obligations	(7,440)
Net borrowings from line of credit	550,000
Deferred loan costs	(12,725)
Stockholder distributions	(1,132,695)

Net cash used in financing activities	(733,395)

NET INCREASE IN CASH	248,807
CASH - BEGINNING	159,098

CASH – ENDING	$407,905

Supplemental Disclosures of Cash Flow Information:
Interest paid	$44,884

Taxes paid	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

During 2003, the Company acquired property and equipment of $274,279, of which $222,526 was directly financed by a vehicle loan payable and $51,753 was financed by a capital lease obligation.

See accompanying notes to combined financial statements.

THE ROBICO GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination

The combined financial statements of The Robico Group include the accounts of Robico Shutters, Inc. (“Robico”) and Expert Installation Service, Inc. (f/k/a All-Pro Sales and Service, Inc.) (“Expert”), collectively referred to as the Company. The Companies are related by virtue of common ownership. The financial statements are presented on a combined basis rather than a consolidated basis because the controlling interest did not rest directly or indirectly in one of the entities included in the combined financial statements. All material intercompany transactions and accounts have been eliminated in combination.

Organization and Business Activity

The Companies were incorporated in March 1998 (Robico) and October 1993 (Expert) under the laws of the State of Florida for the purpose of manufacturing hurricane shutters and providing installation services to its customers, which are primarily home builders in southern Florida. In the first quarter 2003, the Company expanded its customer base to marketing and selling its storm protection products throughout Florida.

Typically, the Company enters into contracts with customers to provide hurricane shutters for upcoming housing developments; therefore, at any given time, the Company’s backlog may be significant.

Reissuance of Financial Statements

The combined financial statements of the Company for the year ended December 31, 2003 were previously audited and an unqualified opinion was issued thereon dated January 23, 2004. The financial statements have been reissued herein to include presentation and disclosure requirements of the Securities and Exchange Commission.

Segment Reporting

The Company applies Financial Accounting Standards Boards (“FASB”) statement No. 131, “Disclosure about Segments of an Enterprise and Related Information”. The Company has considered its operations and has determined that in 2003 it operated in one segment for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

Cash

At various times during the year, the Company has maintained deposits with financial institutions in excess of federally insured limits.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories consist of raw materials, which are valued at the lower of cost or market, with cost determined using principally the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major improvements and additions are charged to the asset accounts, while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are charged to expense currently.

Depreciation and Amortization

Depreciation of property and equipment is computed using the straight-line method based upon the estimated useful lives of the assets. Amortization of leasehold improvements and property under capital lease is computed on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining term of the lease. The range of estimated useful lives is as follows:

Machinery and equipment	5 - 7 years
Furniture and office equipment	5 - 7 years
Vehicles	5 years
Leasehold improvements	Shorter of 5 years, or the
remaining life of the lease

Long-Lived Assets

Long-lived assets, excluding goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. Goodwill is evaluated for impairment annually or sooner in accordance with Statement of Financial Accounting Standards (“SFAS”) 142.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the year presented. Actual results could differ from those estimates.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

Line of Credit Facilities, Capital Lease Obligations, Long-Term Debt - The fair value of line of credit facilities, capital lease obligations and long-term debt are estimated using discounted cash flows analyses based on the Company’s incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2003, the fair values approximate the carrying values.

Earnings Per Share

Basic earnings per share excludes dilution and is computed by dividing income attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period and dilutive potential common shares outstanding unless consideration of such dilutive potential common shares would result in anti-dilution. There were no potentially dilutive securities outstanding during the year. Weighted average shares outstanding has been calculated as if Robico is the parent company and Expert is a subsidiary.

Accounts Receivable and Revenue Recognition

The Company recognizes revenues as installation services and materials are provided to customers.

Accounts receivable are uncollateralized customer obligations due under normal trade terms. The carrying amount of accounts receivable are reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected.

Goodwill and Customer List

In connection with the acquisition of a shutter division from an unrelated entity, the Company has recorded a customer list of $60,000 and goodwill of $60,000. The goodwill represents the excess of the purchase price over the fair market value of the net assets acquired and is attributable to the general reputation of the business in the communities it serves, the collective experience of the management and other employees, the manufacturing and installation processes and other similar unidentifiable intangible assets. The customer list is amortized on a straight-line basis over 15 years (Note 3).

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Customer List (continued)

As required by SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company has not amortized goodwill associated with acquisitions completed after June 30, 2001, and ceased amortization of goodwill associated with acquisitions completed prior to July 1, 2001, effective January 1, 2002.

Income Taxes

Robico and Expert, with the consent of their stockholders, have elected to be taxed as “S” corporations under the Internal Revenue Code. Under this provision, the taxable income or loss of Robico and Expert is reflected by the stockholders on their personal income tax returns.

Related Party Transactions

On February 20, 2001, a stockholder of the Company was granted a patent for a hurricane storm panel design and method of installation, which provides for the right to exclude others from making, using or selling the invention throughout the United States. To date, the stockholder has allowed the Company to use the designs and installation methods protected by the patent at no cost. The costs of the patent, which were incurred by the Company, were capitalized and are being amortized on a straight-line basis over 20 years.

The Company’s $2,000,000 line of credit and all outstanding long-term debt is guaranteed by the shareholders of the Company for no compensation.

The above transactions with the stockholders of the Company would not necessarily be indicative of similar transactions with unrelated third parties.

New Accounting Pronouncements

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies emerging issues Task Force Issue No. 94-3. The statement is effective for exit or disposal costs initiated after December 31, 2002, with early application encouraged. Adoption of SFAS No. 146 did not have a material impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123”. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends the disclosure requirements of SFAS 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results. Adoption of SFAS No. 148 did not have a material impact on the Company’s financial statements.

     NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (continued)

In December 2003 the FASB issued FIN 46R, “Consolidation of Variable Interest Entities,” a revision to FIN 46, which was issued in January 2003. Under FIN 46R, a variable interest entity must be consolidated by a company if that company is subject to a majority of the entity’s expected losses or entitled to receive a majority of the entity’s expected residual returns or both. FIN 46R requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements apply to existing entities in the first reporting period that ends after March 15, 2004. The Company expects no significant effect on the financial position, results of operations or cash flows as a result of the initial adoption of this standard in regard to existing variable interest entities; however, newly formed entities could meet these requirements and will be recorded as appropriate.

In April 2003, the FASB issued SFAS No. 149, which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”. The primary focus of this Statement is to amend and clarify financial accounting and reporting for derivative instruments. This Statement is effective for contracts entered into or modified after June 30, 2003. Adoption of SFAS No. 149 did not have a material impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003. Adoption of SFAS No. 150 did not have a material impact on the Company’s financial statements.

Advertising

Advertising costs are charged to operations as incurred and are included in operating expenses. The amounts charged for the year ended December 31, 2003 was approximately $172,000.

Research and Development

Research and development costs are charged to operations as incurred and are included in operating expenses. The amounts charged for the year ended December 31, 2003 was approximately $122,000.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranties

The Company warrants its products and workmanship for a period of one to five years, depending on the product. Amounts have been provided for estimated warranty costs based on claims received and historical warranty costs.

NOTE 2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2003:

Machinery and equipment	$499,477
Furniture and office equipment	200,757
Vehicles	355,906
Leasehold improvements	184,466

1,240,606
Less accumulated depreciation and amortization	(541,509)

$699,097

Property and equipment at December 31, 2003 included $60,155, less accumulated amortization of $6,368, of equipment under capitalized leases. Depreciation and amortization expense related to property and equipment (including amortization of assets under capitalized leases) amounted to $153,648 for the year ended December 31, 2003.

NOTE 3. INTANGIBLE ASSETS

Loan Costs

The Company incurred loan costs in connection with obtaining financing. Loan costs are amortized over the life of the loans on a straight-line basis ranging from 1 to 4 years.

Patent

On February 20, 2001, a stockholder of the Company was granted a patent for a hurricane storm panel design and method of installation, which provides for the right to exclude others from making, using or selling the invention throughout the United States. To date, the stockholder has allowed the Company to use the designs and installation methods protected by the patent at no cost. The costs of the patent, which were incurred by the Company, were capitalized and are being amortized on a straight-line basis over 20 years.

NOTE 3. INTANGIBLE ASSETS (Continued)

Intangible assets consisted of the following at December 31, 2003:

Customer list	$60,000
Patent	9,510
Loan costs	18,475

87,985
Less accumulated amortization	(37,832)

$50,153

Amortization expense related to intangible assets amounted to $14,358 for the year ended December 31, 2003.

NOTE 4. LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 2003:

Various vehicle notes payable; aggregate monthly payments of $4,640, including interest ranging from 5.9% to 9.9%; maturing from November 2006 through December 2008; collateralized by vehicles and guaranteed by stockholders.	$209,730
Note payable to a bank; $5,730 payable monthly plus interest of 0.5% over the bank’s prime rate (6% at December 31, 2003); maturing in October 2005; collateralized by substantially all assets of the Company and guaranteed by stockholders.	136,708
Note payable to a bank; $600 payable monthly, including interest at 7.5%; maturing in August 2004; collateralized by a truck and guaranteed by stockholders.	5,137

351,575
Less current maturities	114,742

Long-term debt	$236,833

Aggregate maturities of long-term debt for years subsequent to December 31, 2003, are as follows:

2004	$114,742
2005	112,180
2006	47,430
2007	53,664
2008	23,559

$351,575

NOTE 5. LINE OF CREDIT FACILITIES

At December 31, 2003, the Company had a $2,000,000 line of credit facility with a bank to be drawn upon as needed, bearing interest at LIBOR plus 2.75% payable monthly, with principal due in June 2004. Any outstanding amounts under this credit facility are collateralized by substantially all assets of the Company and guaranteed by the stockholders. The outstanding balance was repaid upon the sale of substantially all of the assets and liabilities of the Company to an unrelated third-party in June 2004 (Note 7).

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Leases

In August 2001, the Company entered into a lease for its operating and office facilities expiring in 2006. The lease is cancellable under certain conditions subject to advance notification and penalty provisions, as defined. In March 2002, the Company increased its operating and office facilities by leasing adjoining space through 2006. The Company entered into four leases for additional warehouse space expiring between 2005 and 2006. The Company also entered into various operating leases for vehicles expiring through 2007. Rent expense for the year ended December 31, 2003 amounted to approximately $280,000.

Capital Leases

During 2003, the Company entered into four capital leases for certain vehicles included in property and equipment (Note 2). The leases expire at various times through 2007.

The approximate future minimum payments under all leases for years subsequent to December 31, 2003 are as follows:

	Capital	Operating
	Leases	Leases
2004	$14,700	$330,000
2005	14,700	318,000
2006	14,700	219,000
2007	5,488	8,000

Total minimum lease payments	49,588	875,000
Less: amount representing imputed interest	(5,275)	—
Less: current maturities	(11,975)	—

	$32,338	$875,000

NOTE 6. COMMITMENTS AND CONTINGENCIES (Continued)

Management Incentive Agreement

The Company has incentive agreements with three executives of the Company that provides for bonuses based upon both the timing of and sales price paid on the prospective sale of the business. The bonuses shall be determined as a percentage of the actual purchase price, in aggregate, ranging from 4% to 6% of the initial sales payment, plus 8% to 12% of all deferred payments. The executives can earn additional bonuses, in aggregate, ranging from 20% to 30% of the sales price of the business over a specified amount. The agreement also provides for adjustments to the bonuses earned based on several factors, including timing of the initial payment. Upon the sale of substantially all of the assets of the Company (Note 7), approximately $946,000 was paid to the executives at closing. Up to an additional $580,000, approximately, could be paid to the executives upon resolution of certain contingencies and purchase price adjustments related to the sale.

NOTE 7.  SUBSEQUENT EVENTS

On June 1, 2004, Atrium Companies, Inc. (“Atrium”) completed the acquisition of substantially all of the assets of the Company, for a purchase price of $12.0 million, including $11.7 million in cash and $.3 million in the form of warrants to purchase Atrium Corporation common stock. The transaction was effected through an existing wholly-owned subsidiary, now know as Atrium Shutters, Inc. and the cash portion of the transaction was funded through a combination of cash on hand and borrowings under both Atrium’s revolving credit facility and its accounts receivable securitization facility.

NOTE 8.  VALUATION AND QUALIFYING ACCOUNTS

Activity in the Company’s Valuation and Qualifying Accounts during 2003 consisted of the following:

Allowance for doubtful accounts:
Balance at beginning of period	$—
Charged to costs and expenses	27,900
Deductions	—
Recoveries	4,900

Balance at end of period	$32,800

THE ROBICO GROUP
INTERIM FINANCIAL STATEMENTS
QUARTER ENDED MARCH 31, 2004
INDEX

Page
COMBINED FINANCIAL STATEMENTS (Unaudited)
Combined Balance Sheet as of March 31, 2004	1
Combined Statement of Operations for the Three Months Ended March 31, 2004	2
Combined Statement of Stockholders’ Equity for the Three Months Ended March 31, 2004	3
Combined Statement of Cash Flows for the Three Months Ended March 31, 2004	4
Notes to Combined Financial Statements	5-6

THE ROBICO GROUP
COMBINED BALANCE SHEET
March 31, 2004
(dollars in thousands)
(unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$155
Accounts receivable, net of allowance of $23	1,564
Inventories	735
Prepaid expenses and other current assets	113

Total current assets	2,567
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $602	763
GOODWILL	45
INTANGIBLE ASSETS	44
OTHER ASSETS	39

Total assets	$3,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$886
Accounts payable	558
Accrued liabilities	317

Total current liabilities	1,761

LONG-TERM LIABILITIES:
Notes payable	274

Total long-term liabilities	274

Total liabilities	2,035

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock $1.00 par value, 15,000 shares authorized, 300 shares issued and outstanding	—
Retained earnings	1,423

Total stockholders’ equity	1,423

Total liabilities and stockholders’ equity	$3,458

1

THE ROBICO GROUP
COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004
(dollars in thousands)
(unaudited)

NET SALES	$3,451
COST OF GOODS SOLD	1,456

Gross profit	1,995

OPERATING EXPENSES:
Selling, delivery, general and administrative expenses (excluding securitization and amortization expense)	1,674
Securitization expense	—
Amortization expense	6

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	1,680
Special charges	37

1,717

Income from operations	278
INTEREST EXPENSE	9
OTHER EXPENSE, net	1

Income before income taxes	268
PROVISION FOR INCOME TAXES	—

NET INCOME	$268

The accompanying notes are an integral part of the consolidated financial statements.

2

THE ROBICO GROUP
COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2004
(dollars in thousands, except share amounts)
(unaudited)

	Common Stock		Retained	Total Stockholders’
	Shares	Amount	Earnings	Equity
Balance, December 31, 2003	300	$—	$1,601	$1,601
Stockholder Distributions	—	—	(446)	(446)
Net income	—	—	268	268

Balance, March 31, 2004	300	$—	$1,423	$1,423

The accompanying notes are an integral part of the consolidated financial statements.

3

THE ROBICO GROUP
COMBINED STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2004
(dollars in thousands)
(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$268
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	66
Changes in assets and liabilities:
Accounts receivable	65
Inventories	(102)
Prepaid expenses	(23)
Accounts payable	(12)
Accrued liabilities	40

Net cash provided by operating activities	302

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(109)

Net cash used in investing activities	(109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of notes payable	(17)
Payments of capital lease obligations	(34)
Proceeds from issuance of notes payable	51
Stockholder distributions	(446)

Net cash used in financing activities	(446)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(253)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	408

CASH AND CASH EQUIVALENTS, END OF PERIOD	$155

The accompanying notes are an integral part of the consolidated financial statements.

4

THE ROBICO GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
March 31, 2004
(dollars in thousands, except share amounts)
(unaudited)

1. Basis of Presentation

     The unaudited combined financial statements of The Robico Group (“Robico”) for the three months ended March 31, 2004, and financial position as of March 31, 2004 have been prepared in accordance with generally accepted accounting principles for interim financial reporting, Rule 3-02 and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     These combined financial statements and footnotes should be read in conjunction with the Company’s audited financial statements for the fiscal year ended December 31, 2003. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

2. Recently Issued Accounting Standards

FIN No. 46 — “Consolidation of Variable Interest Entities”:

     During January 2003, the FASB issued Financial Interpretation No. (“FIN”)  46 “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 is effective for variable interest entities created after January 31, 2003 and is required to be adopted for variable interest entities that existed prior to February 1, 2003 by December 31, 2003. FIN 46 is an interpretation of Accounting Research Bulletin No. 51, “Combined Financial Statements.” FIN 46 requires a variable interest entity to be combined by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities and is entitled to receive a majority of the entity’s residual returns or both. In December 2003, the FASB issued a revision to FIN 46 to clarify some of the provisions and to exempt certain entities from its requirements. Adoption of FIN 46 has not had a material effect on the Company’s combined financial position or results of operations.

FIN No. 46R — “Consolidation of Variable Interest Entities”:

     During December 2003, the FASB issued a revision to FIN 46, FIN No. 46R (“FIN 46R”), to clarify some of the provisions and to exempt certain entities from its requirements. Under the new guidance, special effective date provisions apply to enterprises that have fully or partially applied FIN 46 prior to issuance of the revised interpretation. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special purpose entities (“SPE’s”) for periods ending after December 15, 2003. Application by public entities, other than business issuers, for all other types of variable interest entities other that SPE’s is required in financial statements for periods ending after March 15, 2004. Adoption of FIN 46R has not had a material effect on the Company’s combined financial position or results of operations.

3. Special Charges

     Robico recorded a special charge in the amount of $37 for transaction expenses incurred in connection with the acquisition of Robico by Atrium Companies, Inc (“Atrium”) (see Note 7).

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4. Inventories

     Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method of accounting. Work-in-process and finished goods inventories consist of materials, labor and manufacturing overhead. Inventories consisted of the following:

Raw materials	$443
Work-in process	109
Finished goods	183

$735

5. Notes Payable

     Notes payable consisted of the following:

Line of credit facility	$750
Notes payable	357
Capital lease obligations	53

1,160
Less:
Current maturities of long-term debt	(886)

Long-term debt	$274

     At March 31, 2004, Robico had a $2,000 line of credit facility that bears interest at LIBOR plus 2.75% payable monthly, with principal due in June 2004. The outstanding amounts under this credit facility are collateralized by substantially all of the assets of Robico and guaranteed by the stockholders. The outstanding balance was repaid upon the sale of substantially all of the assets of Robico to Atrium (see Note 7).

6. Contingencies

     Robico is currently a defendant in a lawsuit claiming that they were negligent in the design and installation of hurricane shutters causing a fatal injury. Management is of the opinion that the ultimate resolution of this matter, after considering its insurance coverage and based on discussions with outside legal counsel, will not have a material adverse effect on Robico’s financial position or its results of operation.

     Robico is party to other various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the financial position, results of operations or liquidity of the company.

7. Subsequent Event

     On June 1, 2004, Atrium acquired substantially all of the assets of Robico for a purchase price of $12,000, consisting of $11,700 in cash and $300 in the form of warrants to purchase Atrium Corporation common stock. The transaction was effected through an existing wholly-owned subsidiary, now known as Atrium Shutters, Inc. and the cash portion of the transaction was funded through a combination of borrowings under both Atrium’s revolving credit facility and its accounts receivable securitization facility.

6

INTRODUCTION

The unaudited pro forma consolidated balance sheet includes the historical accounts of the Company and Robico as of March 31, 2004 and gives effect to the Robico acquisition and related financings, including borrowings under the existing revolving credit facility and the issuance of $.3 million of warrants to purchase Atrium Corporation common stock.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and for the three months ended March 31, 2004 include the historical operations of the Company and Robico and give effect to the acquisition and related financings as if they had occurred at January 1, 2003.

The unaudited pro forma consolidated financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma consolidated financial statements are qualified in their entirety and should be read in conjunction with the historical financial statements and accompanying notes of the Company included in the annual report on form 10-K/A for the year ended December 31, 2003 and the quarterly report on form 10-Q for the three month period ended March 31, 2004.

The Robico acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values based upon estimates as of March 31, 2004.

The following unaudited pro forma consolidated balance sheet and pro forma consolidated statements of operations should be read in connection with the “Notes to Unaudited Pro Forma Consolidated Balance Sheet” and “Notes to Unaudited Pro Forma Consolidated Statements of Operations” presented below and the historical financial statements included elsewhere or incorporated by reference.

1

Atrium Companies, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2004
(dollars in thousands)

	Atrium		Pro Forma		Pro Forma
	Companies, Inc.	Robico (a)	Adjustments (b)		Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,684	$155	$(290	) (c)	$2,549
Accounts receivable, net	9,971	1,564	—		11,535
Retained interest in sold accounts receivable	25,620	—	—		25,620
Inventories	55,506	735	—		56,241
Prepaid expenses and other current assets	4,595	113	(16)		4,692
Deferred tax asset	2,304	—	—		2,304

Total current assets	100,680	2,567	(306)		102,941
PROPERTY, PLANT AND EQUIPMENT, net	92,611	763	22		93,396
GOODWILL	376,781	45	4,496	(d)	381,322
INTANGIBLE ASSETS	12,430	44	4,956	(e)	17,430
DEFERRED FINANCING COSTS, net	15,511	—	—		15,511
OTHER ASSETS	11,672	39	5		11,716

Total assets	$609,685	$3,458	$9,173		$622,316

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$3,713	$886	$(886)		$3,713
Accounts payable	31,112	558	—		31,670
Accrued liabilities	36,023	317	(244)		36,096

Total current liabilities	70,848	1,761	(1,130)		71,479

LONG-TERM LIABILITIES:
Notes payable	412,695	274	11,426	(f)	424,395
Deferred tax liability	2,304	—	—		2,304
Other long-term liabilities	2,057	—	—		2,057

Total long-term liabilities	417,056	274	11,426		428,756

Total liabilities	487,904	2,035	10,296		500,235

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY:
Common stock	—	—	—		—
Paid-in capital	185,986	—	300	(g)	186,286
Retained earnings (accumulated deficit)	(64,205)	1,423	(1,423)		(64,205)

Total stockholder’s equity	121,781	1,423	(1,123)		122,081

Total liabilities and stockholder’s equity	$609,685	$3,458	$9,173		$622,316

2

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a)	- Represents historical information for Robico as of March 31, 2004. The historical information is unaudited and was prepared by the management of the acquired company.

(b)	- Assumes the acquisition of Robico had been consummated on March 31, 2004 for a purchase price of $12,000, consisting of $11,700 in cash, $300 issued in the form of warrants to purchase Atrium Corporation common stock and excluding transaction expenses of $135. The acquisition of Robico was accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The aggregate purchase price has been allocated to the underlying assets and liabilities based on their respective estimated fair market values at the date of acquisition. The excess of purchase price over the estimated fair value of the net assets acquired (“goodwill”) was $4,541.

The excess purchase price allocated to goodwill is as follows:

Purchase price	$12,135
Liabilities assumed	631

Total purchase price	12,766
Less: assets acquired	(8,225)

Excess purchase price allocated to goodwill	$4,541

The purchase price allocation is as follows:

Accounts receivable	$1,564
Inventories	735
Prepaid expenses and other current assets	97
Property, plant and equipment	785
Other assets	44
Goodwill	4,541
Intangible assets	5,000
Accounts payable	(558)
Accrued liabilities	(73)

$12,135

(c)	- An additional adjustment to cash of $135 reflects cash paid for transaction expenses.

(d)	- Represents elimination of historical goodwill in the amount of $45 and the establishment of goodwill in the amount of $4,541 for the excess purchase price over the estimated fair value of net assets acquired.

3

(e)	- Represents the elimination of historical intangible assets in the amount of $44, the Company recorded intangible assets for customer lists, customer backlogs, a non-compete agreement and a patent in the amount of $5,000. The useful live of these assets are three to seventeen years.

(f)	- Represents the elimination of historical notes payable in the amount of $274 and borrowings of $11,700 on the Company’s revolving credit facility to fund the Robico acquisition. The Company did not assume any debt in connection with the acquisition.

(g)	- Represents the value of the warrants issued in connection with the Robico acquisition.

4

Atrium Companies, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2003
(dollars in thousands)

	Atrium		Pro Forma		Pro Forma
	Companies, Inc.	Robico (a)	Adjustments		Consolidated
NET SALES	$597,810	$12,004	$—		$609,814
COST OF GOODS SOLD	408,501	4,979	(114	) (b)	413,366

Gross profit	189,309	7,025	114		196,448

OPERATING EXPENSES:
Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	128,797	5,330	72	(b)	134,199
Securitization expense	1,905	—	—		1,905
Stock compensation expense	553	—	—		553
Amortization expense	4,199	15	1,529	(c)	5,743

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	135,454	5,345	1,601		142,400
Special charges	11,024	275	(275	) (d)	11,024

	146,478	5,620	1,326		153,424

Income from operations	42,831	1,405	(1,212)		43,024
INTEREST EXPENSE	36,218	44	436	(e)	36,698
OTHER INCOME, net	69	17	—		86

Income before income taxes	6,682	1,378	(1,648)		6,412
PROVISION FOR INCOME TAXES	422	—	(102	) (f)	320

NET INCOME	$6,260	$1,378	$(1,546)		$6,092

Atrium Companies, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2004
(dollars in thousands)

	Atrium		Pro Forma		Pro Forma
	Companies, Inc.	Robico (a)	Adjustments		Consolidated
NET SALES	$150,466	$3,451	$—		$153,917
COST OF GOODS SOLD	106,605	1,456	(50	) (b)	108,011

Gross profit	43,861	1,995	50		45,906

OPERATING EXPENSES:
Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	36,174	1,674	18	(b)	37,866
Securitization expense	253	—	—		253
Amortization expense	1,630	6	380	(c)	2,016

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	38,057	1,680	398		40,135
Special charges	2,556	37	(37	) (d)	2,556

	40,613	1,717	361		42,691

Income from operations	3,248	278	(311)		3,215
INTEREST EXPENSE	8,690	9	111	(e)	8,810
OTHER EXPENSE, net	(187)	(1)	—		(188)

Income (loss) before income taxes	(5,629)	268	(422)		(5,783)
PROVISION (BENEFIT) FOR INCOME TAXES	26	—	(58	) (f)	(32)

NET INCOME (LOSS)	$(5,655)	$268	$(364)		$(5,751)

5

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(a)	- Certain reclassifications have been made to conform the Company’s financials to the Company’s presentation.

(b)	- Represents the net reduction in depreciation expense included in cost of goods sold and selling, delivery, general and administrative as a result of the write-up of the underlying property, plant and equipment, Atrium’s classification and a change in expected useful lives as follows:

	Year Ended	Three Months Ended
	December 31, 2003	March 31, 2004
Elimination of historical depreciation expense included in cost of goods sold	$(154)	$(60)
Estimation of depreciation expense	40	10

	$(114)	$(50)

	Year Ended	Three Months Ended
	December 31, 2003	March 31, 2004
Elimination of historical depreciation expense included in general and administrative expenses	$—	$—
Estimation of depreciation expense	72	18

	$72	$18

(c)	- Represents the change in historical amortization expense, which included amortization of customer lists, deferred financing fees and a patent. Robico’s intangible assets were appraised at $5,000 on the date of close and have a useful life ranging from three to seventeen years.

	Year Ended	Three Months Ended
	December 31, 2003	March 31, 2004
Elimination of historical amortization expense	$(15)	$(6)
Estimation of amortization expense on $5,000 of intangible assets	1,544	386

	$1,529	$380

(d)	- Represents the elimination of transaction expenses incurred in connection with the acquisition.

(e)	- Represents the adjustment to historical interest expense for debt that was not assumed by the Company and an increase in interest expense based on $11,700 of borrowings on the Company’s revolving credit facility at a rate of 4.1%.

	Year Ended	Three Months Ended
	December 31, 2003	March 31, 2004
Elimination of historical interest expense	$(44)	$(9)
Interest expense resulting from borrowings of $11,700 on the revolving credit facility	480	120

	$436	$111

6

(f)	- Represents the income tax effect of the pro forma adjustments, with consideration given to our existing net operating loss carryforwards (“NOL’s”) and the effect of the Company’s utilization of NOL’s on Robico’s historical income tax expense.

7

EXHIBIT INDEX

Exhibit
Number
99.1*	Asset Purchase Agreement, dated May 18, 2004, among Robico Shutters, Inc., Expert Installation Service, Inc., Oscar Diveroli, Bonnie Diveroli, Wing Industries, Inc. (now known as Atrium Shutters, Inc.) and Atrium Companies, Inc.

99.2*	Press release issued by Atrium Companies, Inc. on June 1, 2004.

* Incorporated by reference from the Registrant’s Report on Form 8-K dated June 1, 2004, which was filed on June 16, 2004.